UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported): June 7, 1999

                     NEW WORLD COFFEE -MANHATTAN BAGEL, INC.
    -------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    DELAWARE                         0-27148                  13-3690261
 ------------------             -----------------         ------------------
(State or other jurisdiction   (Commission File Number)  (IRS Employer
  of incorporation)                                       Identification Number


                  246 INDUSTRIAL WAY WEST, EATONTOWN, NJ 07724
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               (Address of principal executive offices) (Zip code)


       Registrant's telephone number, including area code: (212) 343-0552

     ITEM 5. Other Events.

     a) On June 7, 1999, the Board of Directors of New World Coffee-Manhattan Bagel, Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $0.001 per share (the "Common Shares"), of the Company. The dividend is payable on to the stockholders of record on June 7, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share (the "Preferred Shares"), of the Company at a price of $10.00 per one one-hundredth of a Preferred Share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and American Stock Transfer & Trust Company, as Rights Agent (the "Rights Agent"), annexed hereto as Exhibit 10.1. EVERY STATEMENT HEREIN IS QUALIFIED BY THE TERMS OF THE RIGHTS AGREEMENT.

     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (other than (A) the Company, (B) a majority-owned subsidiary of the Company, (C) any employee benefit plan of the Company or any majority-owned subsidiary of the Company, or
(D) any entity  holding  Common  Shares for or pursuant to the terms of any such plan) have acquired beneficial ownership of fifteen (15%) percent or more of the outstanding Common Shares (an "Acquiring Person") or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of fifteen (15%) percent or more of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 30, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

     The Purchase Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights or warrants to subscribe for or purchase Preferred Shares at a price, or securities convertible into Preferred Shares with a conversion price, less than the then-current market price of the Preferred Shares or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Preferred Shares) or of subscription rights or warrants (other than those referred to above).

     The number of outstanding Rights and the number of one one-hundredths of a Preferred Share issuable upon exercise of each Right are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

     Preferred Shares purchased upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per Common Share, or if the Preferred Shares are then convertible, on an "as converted" basis. In the event of liquidation, the holders of the Preferred Shares will be entitled to a minimum preferential liquidation payment of $1,000 per share but will be entitled to an aggregate payment of 100 times the payment made per Common Share, or if the Preferred Shares are then convertible, on an "as converted" basis. Each Preferred Share will have 100 votes, voting together with the Common Shares, or if the Preferred Shares are then convertible, on an "as converted" basis. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each Preferred Share will be entitled to receive 100 times the amount received per Common Share, or if the Preferred Shares are then convertible, on an "as converted" basis. These rights are protected by customary anti-dilution provisions.

     From and after the Distribution Date, the liquidation amount of the Preferred Shares ($1,000 per share) is convertible into shares of Common Stock at a rate of 50% of the market value of the Common Stock on the Distribution Date, subject to adjustment for stock splits, combinations and distributions, and for mergers and asset acquisitions. Thereafter, voting and dividend rights will be based on the Common Stock equivalent of the Preferred Shares, that is, each Preferred Share, for such purpose, shall be treated as if it had been fully converted into shares of Common Stock.

     In the event that the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Common Shares having a market value of two times the exercise price of the Right.

     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Common Shares, the Board of Directors of the Company may, at its option, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void) for one-half of the number of Common Shares, one-thousandths of Preferred Shares or other securities or property for which the Rights are then exercisable.

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Shares will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Shares on the last trading day prior to the date of exercise.

     At any time prior to such time as any person becomes an Acquiring Person, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.001 per Right (the "Redemption Price"). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001 % and the largest percentage of the outstanding Common Shares then known to the Company to be beneficially owned by any person or group of affiliated or associated persons (other than an excepted person) and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     b) Exhibits.

     The following exhibits are hereby filed with this Form 8-K:

     Exhibit
     Number            Description
     -----------       --------------

     99.1 Press Release dated June 11, 1999.

     10.1 Rights Agreement between New World Coffee-Manhattan Bagel, Inc. and American Stock Transfer & Trust Company, as Rights Agent, dated as of June 7, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           NEW WORLD COFFEE -
                                            MANHATTAN BAGEL, INC.


                                       By: /s/Jerold E. Novack
                                           ------------------------------
                                           JEROLD E. NOVACK
                                           Vice President - Finance


Date:    June 7, 1999